Exhibit 99.1

SCAN TO
VIEW MATERIALS & VOTE

MOVANO INC.
6800 KOLL CENTER PARKWAY
PLEASANTON, CA 94566
ATTN: SECRETARY

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on [TBD]. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/MOVE2026SM**

You may attend and vote at the meeting and any adjournments or postponements thereof by means of remote communication. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on [TBD]. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V82202-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MOVANO INC.

The Board of Directors recommends you vote FOR proposals 1, 2, 3 and 4.	**For**	**Against**	**Abstain**
1. To approve (i) the issuance of shares of Movano common stock, which will represent more than 20% of the shares of Movano common stock outstanding immediately prior to the merger, to stockholders of Corvex, pursuant to the terms of the Merger Agreement, a copy of which is attached as Annex A to the accompanying proxy statement/prospectus, and pursuant to Nasdaq Listing Rule 5635(a) and (ii) the change of control of Movano resulting from the merger pursuant to Nasdaq Listing Rule 5635(b) or the Stock Issuance Proposal;	☐	☐	☐
2. To approve the 2026 Plan, which is the combined company's 2026 Equity Incentive Plan, in the form attached as *Annex* D to the accompanying proxy statement/prospectus, which will become effective as of and contingent on the completion of the merger, or the 2026 Plan Proposal;	☐	☐	☐
3. To approve the 2026 ESPP, which is the combined company's 2026 Employee Stock Purchase Plan, in the form attached as *Annex* E to the accompanying proxy statement/prospectus, which will become effective as of and contingent on the completion of the merger, or the 2026 ESPP Proposal; and	☐	☐	☐
4. To approve an adjournment of the Movano special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Stock Issuance Proposal.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com. V82203 - TBD Continued and to be signed on reverse side MOVANO INC. Special Meeting of Stockholders [TBD] [TBD] PM Pacific Time This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) John Mastrototaro and Jeremy Cogan together, and each of them singly, proxies and attorneys - in - fact for the undersigned, with full power of substitution and re - substitution to represent and vote all shares of stock of Movano Inc . (the "Company") which the undersigned is entitled to vote, with all power and authority that the undersigned would possess if personally present, at the Special Meeting of Stockholders of Movano Inc . to be held solely by means of remote communication at www . virtualshareholdermeeting . com/MOVE 2026 SM on [TBD], [TBD], [TBD] PM Pacific Time, and at any adjournments or postponements thereof, upon the matters set forth in the Notice of Special Meeting of Stockholders and Proxy Statement . The undersigned hereby revokes any previously submitted proxy with respect to the Special Meeting of Stockholders and any adjournments or postponements thereof . THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN . IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 , 2 , 3 AND 4 AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OF STOCKHOLDERS AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF .